Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 (Amendment #3) of our report dated September 16, 2014 with respect to the audited financial statements of NAS Acquisition, Inc. for the period from May 28, 2014 (inception) through June 30, 2014.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
July 2, 2015